Exhibit (10)(k)(7)

AMENDMENT NO. 7

TO

ALLTEL CORPORATION PENSION PLAN

(January 1, 2001 Restatement)

WHEREAS, ALLTEL Corporation (the “Company”) maintains the ALLTEL Corporation Pension Plan, as amended and restated effective as of January 1, 2001, and as subsequently amended, (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

1.     Effective as of September 1, 2003, Section 13 of the Plan is amended by adding the following Section 13.42 thereto:

13.42       Employees of Western Wireless Corporation

(a)           Effective Date - September 1, 2003.

(b)           Account - None.

(c)           Minimum Normal Retirement Pension - None.

(d)           Minimum Early Retirement Pension - None.

(e)           Minimum Disability Retirement Pension - None.

(f)            Minimum Deferred Vested Pension - None.

(g)           Minimum Death Benefit - None.

(h)           Prior Plan Offset - Not Applicable.

(i)            Provision Relative to Section 401(a)(12) of the Code - Not Applicable.

(j)            Miscellaneous - See APPENDIX SS - SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES OF WESTERN WIRELESS CORPORATION, which follows immediately hereafter.

APPENDIX SS

SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES

OF

WESTERN WIRELESS CORPORATION

Effective as of September 1, 2003, certain employees of Western Wireless Corporation became employees of the Controlled Group.

Notwithstanding any other provision of the Plan, effective September 1, 2003, the Plan is modified as set forth below with respect to active employees of Western Wireless Corporation who became employees of the Controlled Group on September 1, 2003.

A.            Section 1.07 is modified by adding to the definition thereof the following:

1.07SS    “Basic Compensation” shall include only amounts earned on or after September 1, 2003.

A.            Section 1.14 is modified by adding to the definition thereof the following:

1.14SS    “Compensation” shall include only amounts earned on or after September 1, 2003.

B.            Section 1.37(g) is modified as follows:

1.37(g)SS               Vesting Service

(a)           A Participant’s eligibility for benefits under the Plan shall be determined by his period of Vesting Service, in accordance with the following:

(i)            Service Prior to September 1, 2003:  An Employee’s period(s) of employment with Western Wireless Corporation prior to September 1, 2003, shall be counted as Vesting Service to the extent that such periods would have counted under the Plan if such employment had been with the Company.

(ii)           Service From and After September 1, 2003:  In accordance with the provisions of Section 1.37(g).

(iii)          Notwithstanding any other provision of the Plan, there shall be no duplication of Vesting Service (or Vesting Years of Service) by reason of any restoration of, crediting of, or granting of service in respect of any single period or otherwise.

C.            Section 1.37(d) is modified as follows:

1.37(d)SS               Benefit Service

(a)           The amount of the benefit payable to or on behalf of a Participant shall be determined on the basis of his Benefit Service, in accordance with the following:

(i)            Benefit Service Prior to September 1, 2003:  None.

(ii)           Benefit Service From and After September 1, 2003:  In accordance with the provisions of Section 1.37(d).

D.             Section 1.37(f) is modified as follows:

1.37(f)SS                Eligibility Year of Service

(a)           A Participant’s Eligibility Years of Service under the Plan shall be determined in accordance with the following:

(i)            Service Prior to September 1, 2003:  An Employee’s period(s) of employment with Western Wireless Corporation prior to September 1, 2003, shall be counted as Eligibility Years of Service to the extent that such periods would have counted under the Plan if such employment had been with the Company.

(ii)           Service From and After September 1, 2003:  In accordance with the provisions of Section 1.37(f).

(iii)          Notwithstanding any other provision of the Plan, there shall be no duplication of Eligibility Years of Service under the Plan by reason of any restoration of, crediting of, or granting of service in respect of any single period or otherwise.

2.             Effective as if originally included in Amendment No. 1 to the Plan (January 1, 2001 Restatement), clause (d) of Section 1.27 (definition of “Monthly Compensation”) of Appendix OO to Section 13.38 of the Plan is amended to provide as follows:

(d)           Monthly Compensation (i) shall include commissions and bonuses on account of sales when received by an Employee pursuant to a written commitment of his employer, but (ii) shall not include any (A) overtime, (B) differentials, (C) premiums, and (D) other similar types of payment.  In addition, effective January 1, 1995 with respect to any non-union hourly Employee, Monthly Compensation shall include team-oriented short-term incentives that are specifically included by the Committee from time to time.  In addition, effective January 1, 1996 with respect to any Employee who is covered by a collective bargaining agreement with CWA Locals 3371 or 3372, and effective January 1, 1997 with respect to any Employee who is covered by a collective bargaining agreement with IBEW Local 463, Monthly Compensation shall include team-oriented short-term incentives.  Monthly Compensation shall include imputed compensation relating to an Employee’s approved excused absence time while employed by an authorized bargaining agent for Employees covered by the Former Plan or this Appendix OO.  The imputed compensation will be credited in accordance with the agreement between the Company and the authorized bargaining agent.  Monthly Compensation shall include installment payments under the Termination Pay Program (TPP) or similar programs; provided, however, in no event shall lump sum payments (if available) under these programs be treated as Monthly Compensation.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 7 to ALLTEL Corporation Pension Plan (January 1, 2001 Restatement) to be executed on this 10th day of December, 2003.

ALLTEL CORPORATION

By:	/s/ Scott T. Ford
	Title:	President & CEO